                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Universal Outdoor Holdings, Inc. to be held on Tuesday, May 13, 1997 at 10:00 a.m., local time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois. I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally.

    The business to be conducted at the Annual Meeting is described in the enclosed Proxy Statement and formal Notice of Meeting. Also enclosed is a proxy card and the Company's 1996 Annual Report to Stockholders. After reading these materials, please complete, sign, and return the enclosed Proxy Card to ensure that your vote on the important business matters to be considered at the Annual Meeting will be recorded.

    I sincerely hope that you will attend the Annual Meeting in person.

                                                [SIGNATURE]

                                          Daniel L. Simon

                                          CHIEF EXECUTIVE OFFICER

April 11, 1997

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

                             321 NORTH CLARK STREET
                                   SUITE 1010
                            CHICAGO, ILLINOIS 60601

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1997

                            ------------------------

TO THE HOLDERS OF COMMON STOCK OF UNIVERSAL OUTDOOR HOLDINGS, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Universal Outdoor Holdings, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, to consider and take action on the following matters:

1. To elect two Class I Directors of the Company to hold office until the annual meeting of stockholders of the Company to be held in 2000 or until a successor is duly elected and qualified;

2.  To approve the 1997 Equity Incentive Plan;

3. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Holders of record of the Company's Common Stock at the close of business on April 3, 1997 (the "Record Date") shall be entitled to notice of, and to vote with respect to all matters to be acted upon at, the Annual Meeting.

    We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

    The Company's 1996 Annual Report to Stockholders is enclosed with this Proxy Statement.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          Paul G. Simon

                                          VICE PRESIDENT, SECRETARY

                                          AND GENERAL COUNSEL

April 11, 1997

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                             321 NORTH CLARK STREET
                                   SUITE 1010
                            CHICAGO, ILLINOIS 60601

                            ------------------------

                                PROXY STATEMENT
                                    FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997

                            ------------------------

    The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or "Directors") of Universal Outdoor Holdings, Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 13, 1997 at 10:00 a.m., local time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about April 11, 1997. There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for 1996.

                            SOLICITATION OF PROXIES

    If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board of Directors with regard to all other matters. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised, by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute a revocation of the proxy.

    The cost of soliciting proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in connection with such solicitation.

                                     VOTING

    Only holders of record of the Company's common stock, $.01 par value per share ("Common Stock") at the close of business on April 3, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The only outstanding voting security of the Company is Common Stock. As of the Record Date, the Company had 24,112,800 shares of Common Stock (excluding 2,857,808 shares of Common Stock issuable upon the exercise of warrants) outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote with respect to applicable matters to be acted upon for each share of stock held by such holder.

    The presence at the Meeting, in person or by proxy, of holders representing a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. If a quorum is not represented, the holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the Meeting to another time and/or place, without notice other than announcement at the Meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Meeting.

                   PRINCIPAL SECURITY HOLDERS OF THE COMPANY

    The following table sets forth information as of April 3, 1997, regarding the beneficial ownership of Common Stock by (i) each director of the Company,
(ii) each executive officer identified in "COMPENSATION OF EXECUTIVE OFFICERS,"
(iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the Company's Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                                            BENEFICIAL OWNERSHIP OF
                                                                                                  COMMON STOCK
                                                                                          ----------------------------
                                                                                            NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          SHARES         CLASS
----------------------------------------------------------------------------------------  --------------  ------------
Daniel L. Simon ........................................................................    8,584,008(1)        32.3%
 321 North Clark Street
 Chicago, Illinois 60610
Brian T. Clingen .......................................................................    1,279,938(2)         5.2
 321 North Clark Street
 Chicago, Illinois 60610
Paul G. Simon...........................................................................      124,530(3)         (4)
Michael J. Roche........................................................................        2,000            (4)
Michael B. Goldberg (5)(7)..............................................................    3,055,110           12.7
Frank K. Bynum, Jr. (6)(7)..............................................................       30,688            (4)
Kelso Investment Associates V, L.P.("KIA V")(7) (8).....................................    2,847,871           11.8
Kelso Equity Partners V, L.P.("KEP V")(7)(8)............................................      151,779            (4)
Joseph N. Schuchert(5)(7)...............................................................    2,999,650           12.4
Frank T. Nickell(5)(7)..................................................................    3,134,879           13.0
George E. Matelich(5)(7)................................................................    3,063,293           12.9
Thomas R. Wall, IV(5)(7)................................................................    3,080,072           12.8
All directors and executive officers as a group (6 persons).............................    8,672,156(9)        32.6

------------------------

(1) Daniel L. Simon's beneficial ownership includes 5,096,540 shares that he owns directly, 88,000 shares held by The Simon Family Limited Partnership of which he is a general partner, 1,995,000 shares issuable to him upon exercise of the Management Warrants, 928,860 shares over which he has voting control pursuant to certain voting trust agreements with Brian T. Clingen and Paul G. Simon, and 475,608 shares issuable to Brian T. Clingen and Paul
    G. Simon upon exercise of the Management Warrants over which Daniel L. Simon has voting control pursuant to certain voting trust agreements.

(2) Brian T. Clingen owns 802,852 shares directly, 352,078 shares issuable to him upon exercise of the Management Warrants, and 125,008 shares held by The Clingen Family Limited Partnership of which he is a general partner, which represent 5.2% of the Common Stock. The voting rights for such shares have been granted to Daniel L. Simon pursuant to a voting trust agreement.

(3) Paul G. Simon owns 1,000 shares directly and 123,530 shares issuable to him upon exercise of the Management Warrants which represent less than 1% of the Common Stock, the voting rights of which have been granted to Daniel L. Simon pursuant to a voting trust agreement.

(4) Represents less than 1% of the Common Stock.

(5) Messrs. Schuchert, Nickell, Matelich, Goldberg and Wall may be deemed to share beneficial ownership of shares of Common Stock owned of record by KIA V and KEP V, by virtue of their status as general partners of the general partner of KIA V and as general partners of KEP V. Messrs. Schuchert, Nickell, Matelich, Goldberg and Wall share investment and voting power with respect to securities owned by KIA V and KEP V, but disclaim beneficial ownership of such securities.

(6) Mr. Bynum may be deemed to share beneficial ownership of shares of Common Stock owned of record by KIA V by virtue of his status as a limited partner of the general partner of KIA V and as a limited partner of KEP V. Mr. Bynum disclaims beneficial ownership of such securities.

(7) The business address for such person(s) is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

(8) KIA V and KEP V due to their common control, could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership.

(9) Excludes KIA V and KEP V shares as well as shares that may be deemed to be beneficially owned by Messrs. Schuchert, Nickell, Matelich, Goldberg and Wall.

                             DIRECTORS AND OFFICERS

    The summary below sets forth certain information with respect to the directors and executive officers of the Company. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

                                                                                                             YEARS WITH
NAME                                  AGE                               POSITION                              COMPANY*
--------------------------------      ---      -----------------------------------------------------------  -------------
Daniel L. Simon**...............          45   Chief Executive Officer, President and Director                       23
Brian T. Clingen................          37   Vice President, Chief Financial Officer and Director                   8
Paul G. Simon**.................          43   Vice President, Secretary and General Counsel                          6
Michael J. Roche................          46   Director                                                               2
Michael B. Goldberg.............          49   Director                                                             ***
Frank K. Bynum, Jr..............          33   Director                                                             ***

------------------------

  * The "Company," as used in this section, means Universal Outdoor Holdings, Inc., together with its predecessors.

 ** Daniel L. and Paul G. Simon are brothers.

*** Became a director in 1996.

    DANIEL L. SIMON Daniel L. Simon, a founder and a principal beneficial stockholder of the Company, has been the President of the Company since 1989 and a director of the Company since its formation. Mr. Simon has 23 years of experience in the outdoor advertising industry and serves on the executive and legislative committees of the Outdoor Advertising Association of America.

    BRIAN T. CLINGEN Brian T. Clingen has served as Vice President and Chief Financial Officer of the Company since December 1987 and as a director since 1990. From 1983 to 1987, Mr. Clingen worked for Elmore Group ("Elmore"), a diversified property and service company, and served as Chief Financial Officer of an Elmore subsidiary. Mr. Clingen is a certified public accountant.

    PAUL G. SIMON Paul G. Simon has been Vice President and General Counsel of the Company since 1989 and has served as Secretary of the Company since July 1991. Mr. Simon was in the private practice of law in Illinois from 1978 to 1989, specializing in commercial litigation, general corporate matters, real estate and mergers and acquisitions. Mr. Simon represented the Company as outside counsel from 1981 to 1989.

    MICHAEL J. ROCHE Michael J. Roche has been National Marketing Manager (Licensed Businesses) for Sears, Roebuck and Co. since 1985. Prior thereto, he was an Assistant Marketing Manager from 1984 to 1985 and a National Sales Promotion Manager from 1980 to 1984 for Sears, Roebuck and Co. In 1997, Mr. Roche became the Director of Marketing for Sears Home Services. Mr. Roche has been a director of the Company since November 1993.

    MICHAEL B. GOLDBERG Michael B. Goldberg has been a director of the Company since April 5, 1996. Mr. Goldberg has been a Managing Director of Kelso & Company, L.P. since October 1991. Mr. Goldberg served as a Managing Director and jointly managed the merger and acquisitions department at The First Boston Corporation from 1989 to May 1991. Mr. Goldberg was a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom from 1980 to 1989. Mr. Goldberg is a director of Hosiery Corporation of America, Inc. and United Refrigerated Services, Inc.

    FRANK K. BYNUM, JR. Frank K. Bynum, Jr. has been a director of the Company since July 1996. Mr. Bynum has been a Vice President of Kelso & Company, L.P. since July 1991, and was an Associate of Kelso & Company, L.P. from October 1987 to July 1991. He is a director of Hosiery Corporation of America, Inc., IXL Holdings, Inc., United Refrigerated Services, Inc.

    On December 23, 1992, Kelso & Companies, Inc., the general partner of Kelso & Company, L.P., and its chief executive officer, without admitting or denying the findings contained therein, consented to an administrative order in respect of an inquiry by the Securities and Exchange Commission (the "Commission") relating to the 1990 acquisition of a portfolio company by an affiliate of Kelso & Companies, Inc. The order found that the tender offer filing by Kelso & Companies, Inc. in connection with the acquisition did not comply fully with the Commission's tender offer reporting requirements, and required Kelso & Companies, Inc. and its chief executive officer to comply with these requirements in the future.

    The Company has an agreement with Kelso & Company, L.P. that permits Kelso & Company, L.P. to nominate two persons for the Board of Directors to be voted upon by the stockholders. Messrs. Goldberg and Bynum have been retained as directors as a result of such agreement. The agreement also provides that at least one of such nominees, if elected to the Board of Directors, will also serve on the Board's compensation committee.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Pursuant to the By-laws of the Company, the Board of Directors may determine the number of Directors of the Company, which shall not be less than three nor more than nine. Currently, the Board of Directors has set the number of Directors at five. The Certificate of Incorporation classifies the Board of Directors into three classes serving staggered three-year terms of office. The Board of Directors proposes the election of two Class I Directors at this Meeting, each to hold office for a three-year term or until a successor is duly elected and qualified. Class II and Class III Directors will be elected at the Annual Meetings to be held in 1998 and 1999, respectively, for three-year terms, and until their respective successors are duly elected and qualified.

    The affirmative vote of the holders of a majority of the Common Stock present, whether in person or represented by proxy, and voting will be required to elect the Class II Directors, a quorum being present. It is intended that the Proxy Card will be voted for the nominees set forth below, who are currently Directors of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following sets forth certain information with respect to each nominee and also with respect to each Director whose term of office will continue after the Meeting.

                             NOMINEES FOR ELECTION

                                                                                             SERVED AS A      CLASS AND
                                                          PRINCIPAL OCCUPATION                DIRECTOR      YEAR TERM OF
NAME                                  AGE                   AND POSITION HELD                   SINCE      OFFICE EXPIRES
--------------------------------      ---      -------------------------------------------  -------------  ---------------
Michael J. Roche................          46   Director                                            1993      Class I, 1997
Frank K. Bynum, Jr..............          33   Director                                            1996      Class I, 1997

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MICHAEL
J. ROCHE AND FRANK K. BYNUM, JR. AS CLASS I DIRECTORS OF THE COMPANY.

         DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

                                                                                          SERVED AS A      CLASS AND
                                                         PRINCIPAL OCCUPATION              DIRECTOR      YEAR TERM OF
NAME                                  AGE                  AND POSITION HELD                 SINCE      OFFICE EXPIRES
--------------------------------      ---      -----------------------------------------  -----------  -----------------
Daniel L. Simon.................          45   Chief Executive Officer, President and          1991*     Class III, 1999
                                               Director
Brian T. Clingen................          37   Vice President, Chief Financial Officer         1991*      Class II, 1998
                                               and Director
Michael B. Goldberg.............          49   Director                                         1996     Class III, 1999

------------------------

* Mr. Simon and Mr. Clingen have served as directors of the Company since the Company's incorporation in 1991.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee.

    AUDIT COMMITTEE. The Audit Committee is responsible for reviewing the Company's accounting controls and recommending to the Board of Directors the engagement of the Company's outside auditors. The members of the Company's Audit Committee are Daniel L. Simon, Michael J. Roche and Frank K. Bynum, Jr.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management. The members of the Company's Compensation Committee for 1996 were Daniel L. Simon, Brian T. Clingen and Michael B. Goldberg. The members of the Compensation Committee for 1997 are Michael B. Goldberg and Michael J. Roche. The Company has agreed that a KIA V designee will be on the Compensation Committee so long as there is such a designee on the Board of Directors. Mr. Goldberg is the KIA V designee on the Compensation Committee.

    OPTION COMMITTEE. If the Company's 1997 Equity Incentive Plan is approved by the stockholders at the Meeting, the Board of Directors will appoint an Option Committee consisting of two or more non-employee members of the Board of Directors. The Option Committee will administer and make awards under the Company's 1997 Equity Incentive Plan.

    In the fiscal year ended December 31, 1996, the Board of Directors held three meetings and executed three unanimous written consents in lieu of holding meetings. The Audit Committee and Compensation Committee each held one meeting during such year.

COMPENSATION OF DIRECTORS

    For their services as directors, the members of the Board of Directors who are not employees of the Company, Universal Outdoor, Inc. or affiliates of Kelso & Company, L.P. are paid an aggregate of $10,000 annually. All directors are reimbursed for reasonable expenses associated with their attendance at meetings of the Board of Directors. Directors who are employees of the Company receive no additional compensation for their services as directors of the Company.

                                 PROPOSAL NO. 2
                   APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN

    The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management and employee talent necessary for the Company's continued success, selected managers and employees should be granted equity-based incentive compensation awards.

    The Board of Directors has approved the 1997 Equity Incentive Plan (the "Plan") pursuant to which the Option Committee may grant incentive awards in the form of stock options, stock appreciation rights and stock. The Plan authorizes 500,000 shares of the Company's Common Stock to be issuable or transferable pursuant to awards.

    While the Board of Directors recognizes the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board of Directors selected 500,000 shares for the Plan, considering (1) such number would be sufficient to provide shares for potential awards for at least the next several years; and (2) the potential dilutive effect as of April 3, 1997 of the Plan is approximately 2.0%.

    The affirmative vote of the holders of a majority of the Common Stock present, whether in person or represented by proxy, and voting will be required to approve the Plan, a quorum being present.

THE 1997 EQUITY INCENTIVE PLAN

    NOTE THAT THE PLAN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS AND WILL BE VOTED UPON BY THE STOCKHOLDERS AT THE MEETING. THE OPERATION OF THE PLAN IS WHOLLY CONTINGENT UPON THE APPROVAL OF THE PLAN BY THE STOCKHOLDERS.

    SUMMARY. A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

    The primary purposes of the Plan are to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent employees to serve as officers and in other key roles and to provide a means to encourage stock ownership and proprietary interest in the Company. Grant of awards under the Plan is consistent with the Company's goals of providing total employee compensation that is competitive in the marketplace recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. Any employee of (1) the Company, (2) any entity that is directly or indirectly controlled by the Company, or (3) any entity in which the Company has a significant equity interest may receive one or more awards under the Plan. As of April 3, 1997, the Company and its subsidiaries had 786 full-time employees.

    Under the Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, as discussed in greater detail below. The Option Committee will approve the type or types of awards to be made to each participant. Awards may be granted singly, in combination, or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. "Fair Market Value" for all awards granted under the Plan is defined generally as the closing price of a share of the Company's Common Stock on the Nasdaq Market System for the date in question.

    The performance criteria that may be used by the Option Committee in granting awards under the Plan include achievement of strategic objectives, profitable growth, individual employee performance, or overall Company performance, where such goals may be stated in absolute terms or relative to comparable companies.

    STOCK OPTIONS. A stock option represents a right to purchase a specified number of shares of the Company's Common Stock during a specified period as determined by the Option Committee. The purchase price per share for each stock option may not be less than 100% of Fair Market Value on the date of grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO") which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option. The shares covered by a stock option may be purchased by (1) cash payment; (2) tendering (or attesting to ownership of) shares of the Company's Common Stock;
(3) third-party exercise transactions; or (4) any combination of these methods.

    SARS. A stock appreciation right ("SAR") generally represents a right to receive payment, in cash and/or shares of the Company's Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of the Company's Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

    STOCK AWARDS. A stock award represents an award made or denominated in shares of the Company's Common Stock or units equivalent in value to shares of the Company's Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the Option Committee and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and/or the achievement of performance goals.

    The Option Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be made subject to such restrictions and conditions as the Option Committee may establish, including reinvestment in additional shares or share equivalents.

    The aggregate number of shares of the Company's Common Stock which may be transferred to participants under the Plan is 500,000. The aggregate number of shares of the Company's Common Stock that may be covered by awards granted to any single individual under the Plan may not exceed 50,000 shares per fiscal year of the Company. Any or all of the shares under the Plan may be granted in the form of ISOs.

    In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, all shares of Common Stock available for issuance and outstanding under previously granted awards may be adjusted in an equitable manner as determined by the Option Committee.

    Payment of awards may be in the form of cash, shares of the Company's Common Stock, other awards or combinations thereof as the Option Committee shall determine at the time of the grant, and with such restrictions as it may impose. The Option Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

    Awards granted under the Plan shall not be transferable or assignable other than: (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board of Directors does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code).

    FEDERAL INCOME TAX CONSEQUENCES. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

    1. In the case of an exercise of a non-qualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Company's Common Stock on the exercise date.

    2. In the case of an exercise of a SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Common Stock received, at Fair Market Value on the exercise date.

    3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Company's Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

    4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Company's Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

    5. Upon the exercise of a non-qualified option or SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

    6. The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to awards granted under the Plan is qualified performance-based compensation and therefore not subject to the deduction limit.

    ADMINISTRATION OF THE PLAN. The Plan will be administered by the Option Committee, which is comprised of two or more non-employee members of the Company's Board of Directors appointed by the Board. The Option Committee has broad and exclusive authority to administer and interpret the Plan and its provisions as it deems necessary and appropriate. All decisions made by the Option Committee are final and binding on all persons affected by such decisions.

    The Plan may be amended by the Board of Directors of the Company as it deems necessary or appropriate, except that any amendment for which stockholder approval is required for the Plan to continue to comply with the requirements of
Section 162(m) of the Code must be approved by affirmative vote of the stockholders.

    The Plan will become effective on the date it is approved by the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN.

                                 PROPOSAL NO. 3
                            RATIFICATION OF AUDITORS

    The Board of Directors of the Company has selected Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1997. Price Waterhouse LLP served in this capacity for the year ending December 31, 1996. A representative of Price Waterhouse LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Price Waterhouse LLP.

    The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the compensation paid during 1994, 1995 and 1996 to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                               ---------------------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                                      YEAR     SALARY($)    BONUS($)   COMPENSATION ($)(1)
-------------------------------------------------------------  ---------  ----------  ----------  -------------------
Daniel L. Simon..............................................       1996  $  222,918          $0       $   1,000
 President and                                                      1995     244,379           0           1,000
 Chief Executive Officer                                            1994     249,250           0             500

Brian T. Clingen.............................................       1996     144,867           0           1,000
 Chief Financial                                                    1995     145,128           0           1,000
 Officer and Vice                                                   1994     145,852           0             500
 President

Paul G. Simon................................................       1996     168,507     125,000           1,000
 Vice President, Secretary and                                      1995     158,176           0           1,000
 General Counsel                                                    1994     158,968           0             500

------------------------

(1) Represents contributions made by the Company on behalf of the named executive officers to a 401(k) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL
                                    INDIVIDUAL GRANTS                                           REALIZABLE VALUE
-----------------------------------------------------------------------------------------          AT ASSUMED
                                                   PERCENT OF                                     ANNUAL RATES
                                      NUMBER OF   TOTAL OPTIONS                                  OF STOCK PRICE
                                     SECURITIES    GRANTED TO                                     APPRECIATION
                                     UNDERLYING   EMPLOYEES IN    EXERCISE                      FOR OPTION TERM
                                       OPTIONS       FISCAL         PRICE     EXPIRATION   --------------------------
               NAME                  GRANTED (#)     YEAR(1)      ($/SHARE)    DATE (2)       5%($)         10%($)
-----------------------------------  -----------  -------------  -----------  -----------  ------------  ------------
Daniel L. Simon
  Series I Warrants................     595,000        24.09%     $    5.00     4/5/2006   $  1,870,961  $  4,741,383
  Series II Warrants...............     700,000        28.33%          5.00     4/5/2006      2,201,131     5,578,098
  Series III Warrants..............     700,000        28.33%          5.00     4/5/2006      2,201,131     5,578,098

Brian T. Clingen
  Series I Warrants................     105,006         4.25%          5.00     4/5/2006        330,188       836,762
  Series II Warrants...............     123,536         5.00%          5.00     4/5/2006        388,455       984,422
  Series III Warrants..............     123,536         5.00%          5.00     4/5/2006        388,455       984,422

Paul G. Simon
  Series I Warrants................     123,530         5.00%          5.00     4/5/2006        388,436       984,375

------------------------

(1) Warrants to purchase an aggregate of 2,470,608 shares of Common Stock pursuant to the 1996 Warrant Plan were granted to the named executive officers during 1996.

(2) The Expiration Date is the earlier of either (i) April 5, 2006 or (ii) the date of resignation or termination of employment of the named executive officer.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

    The following table and related footnotes set forth as of December 31, 1996 the number of securities underlying options held by the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 in the last fiscal year.

                                                                            NUMBER OF SECURITIES
                                                                           UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                                 OPTIONS AT          IN-THE-MONEY OPTIONS
                                          SHARES ACQUIRED       VALUE         FISCAL YEAR-END,        AT FISCAL YEAR-END,
                                            ON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                            (#)              ($)               (#)(1)                   ($)(2)
---------------------------------------  -----------------  -------------  -----------------------  -----------------------
Daniel L. Simon........................         --               --               1,995,000/0           $  36,907,500/0

Brian T. Clingen.......................         --               --                 352,078/0               6,513,443/0

Paul G. Simon..........................         --               --                 123,530/0               2,285,305/0

------------------------

(1) The number of securities underlying exercisable and unexercisable options are expressed in shares of Common Stock.

(2) Valuation of these options is based on the closing price of $23.50 for Common Stock, as quoted on the Nasdaq National Market on December 31, 1996.

                         CERTAIN EMPLOYEE BENEFIT PLANS

THE 1996 WARRANT PLAN

    The 1996 Warrant Plan was adopted by the Board of Directors of the Company in April 1996 in order to advance the interests of the Company by affording certain key executives and employees an opportunity to acquire a proprietary interest in the Company and thus to stimulate increased personal interest in such persons in the success and future growth of the Company. The 1996 Warrant Plan is administered by the Compensation Committee. Pursuant to the 1996 Warrant Plan, Daniel L. Simon and Brian T. Clingen were awarded warrants in April 1996 which have been divided into three series (the "Series I Warrants," the "Series II Warrants" and the "Series III Warrants," and collectively, the "Warrants"). In July 1996, the 1996 Warrant Plan was amended to, among other things (i) adjust the warrant exercise price for the Series II Warrants and the Series III Warrants from $5.00 per share (as adjusted to reflect the 16 for 1 stock split) to (X) in the case of the Series II Warrants, the closing sale price of a share of Common Stock as reported on the Nasdaq National Market (the "Closing Price") for the day immediately preceding any such exercise minus $.01, provided, however, that if at any time the average of the Closing Prices for any 30 consecutive trading days is equal to or greater than $16.25 and the Closing Price for the last day of such thirty day trading period is equal to or greater than $16.25, then the warrant exercise price shall thereafter be $5.00, and (Y) in the case of the Series III Warrants, the Closing Price for the day immediately preceding any such exercise minus $.01, provided, however, that if at any time the average of the Closing Prices of any 30 consecutive trading days is equal to or greater than $20.00 and the Closing Price for the last day of such thirty day trading period is equal to or greater than $20.00, then the warrant exercise price shall hereafter be $5.00; and (ii) make each class of Warrants fully exercisable. The Series I Warrants, the Series II Warrants and the Series III Warrants are fully exercisable at a warrant exercise price of $5.00 per share. The Warrants may not be sold, assigned, transferred, exchanged or otherwise disposed of except under certain limited circumstances including by will or the laws of descent and distribution. The Company consented to an assignment by Daniel L. Simon and Brian T. Clingen to Paul G. Simon of 123,530 Series I Warrants. A total of 2,470,608 shares of Common Stock have been reserved for issuance pursuant to the Warrants issued under the 1996 Warrant Plan. As of the date of this Proxy Statement, Daniel L. Simon holds 595,000 Series I Warrants, 700,000 Series II Warrants and 700,000 Series III Warrants; Brian T. Clingen holds 105,006 Series I Warrants, 123, 536 Series II Warrants and 123,536 Series III Warrants; and Paul G. Simon holds 123,530 Series I Warrants. The Company recognized a one-time non-cash compensation charge of approximately $9 million in the quarter ended June 30, 1996 relating to the issuance of the Warrants under the 1996 Warrant Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors for 1996 consisted of Daniel L. Simon, Brian T. Clingen and Michael B. Goldberg. During the last fiscal year, Daniel L. Simon served as Chief Executive Officer and President of the Company; Brian T. Clingen served as Vice President and Chief Financial Officer of the Company. The Compensation Committee for 1997 consists of Michael
B. Goldberg and Michael J. Roche.

    No executive officer of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and approving the amount and type of compensation to be paid to the Company's executive officers. The Compensation Committee was formed in July 1996 in connection with the initial public offering of the Company's Common Stock on July 23, 1996 (the "IPO").

    It is the policy of the Compensation Committee to establish and maintain compensation programs for senior management that operate in the best interests of the Company and its stockholders in achieving the Company's long-term business objectives. To that end, the Committee has developed a compensation program designed to attract and retain highly qualified individuals while providing the economic incentive policies which will reward management and provide additional incentives for the enhancement of stockholder values.

    The key components of the Company's compensation program are base salary and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, while providing the opportunity to earn above-average rewards when merited by the Company's performance. The marketplace is defined by comparing the Company to a group of corporations with similar characteristics. The intent is to deliver total compensation that will be in the mid to upper range of pay for peer companies when merited by the Company's performance. The Compensation Committee reviews the elements of executive compensation annually to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

    In 1996, the Company's first partial year as a public company, base salaries for executive officers were continued at the levels maintained in prior years. The Compensation Committee believes that the executive salary levels provided adequate base compensation for 1996, particularly in light of awards made under the 1996 Warrant Plan.

    In addition to base salary, equity-based incentives for senior management were provided through the Company's 1996 Warrant Plan, which was adopted by the Board of Directors in April 1996. The 1996 Warrant Plan is intended to advance the interests of the Company by affording certain key executives and employees an opportunity to acquire a proprietary interest in the Company and thus to stimulate increased personal interest in such persons in the success and future growth of the Company. The 1996 Warrant Plan was adopted by the Board of Directors at the time that certain entities and individuals associated with Kelso & Company, L.P. made investments in the Company. The targets in the 1996 Warrant Plan were set with the approval of the new investors. The 1996 Warrant Plan was adopted before the Company became a public company and therefore the deduction limit of Section 162(m) of the Internal Revenue Code does not apply to any remuneration paid pursuant to the plan. The Board of Directors, a majority of whom were independent, believed that the grant of such warrants was an appropriate form of compensation to reward and motivate senior management, and to align their interests with the Company's stockholders.

    In 1996, compensation for Mr. Daniel L. Simon included a base salary equal to $224,379. In addition, Mr. Simon received a total of 1,995,000 warrants in the 1996 Warrant Plan. The exercise price of the warrants is linked to the Company achieving certain performance-related goals. (See "COMPENSATION OF EXECUTIVE OFFICERS--The 1996 Warrant Plan.") The Company's performance for 1996 included a rise in stock price from $5.00 to $23.50, an increase of 470% for the year ended December 31, 1996. As a result, the Company achieved the performance-related goals established in the 1996 Warrant Plan and Mr. Simon's shares became fully exercisable at the predetermined prices.

    Benefits offered to executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company's 401(k) Plan. These benefits are not tied directly to corporate performance.

                           THE COMPENSATION COMMITTEE
                                Daniel L. Simon
                                Brian T. Clingen
                              Michael B. Goldberg

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on Common Stock from July 23, 1996, the date on which Common Stock began trading on the Nasdaq National Market, through December 31, 1996, with the NASDAQ Stock Market (U.S.) Total Return (the "NASDAQ") Index and a peer group of corporations with similar characteristics.* The cumulative total return assumes that $100 was invested in Common Stock, the NASDAQ Total Return Index and the peer group of corporations with similar characteristics on July 23, 1996 and also assumes the reinvestment of any dividends. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

------------------------

* The peer group of corporations with characteristics similar to the Company (the "Peer Group") consists of Outdoor Systems, Inc. and Lamar Advertising Company, the only other publicly-traded outdoor advertising companies

    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMPANY     PEER GROUP     NASDAQ
7/23/96       $100.00       $100.00     $100.00
12/31/96      $162.07       $139.66     $112.42

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

    On April 5, 1996, the Company issued to Kelso Investment Associates V, L.P. ("KIA V") and Kelso Equity Partners V, L.P. ("KEP V") and certain individuals designated by Kelso & Company, L.P. (the "Kelso Designees") 186,500 shares of Class B Common Stock and 188,500 shares of Class C Common Stock (prior to a subsequent 16 for 1 stock split) in exchange for $30,000,000. At such time, the Company also agreed to pay a one-time fee of $1,250,000 in cash and an annual fee of $150,000 to Kelso & Company, L.P., an affiliate of KIA V and KEP V, for consulting and advisory services to the Company. Messrs. Goldberg and Bynum, directors of the Company, are Managing Director and Vice President, respectively, of Kelso & Company, L.P., limited partners of the general partner of KIA V and limited partners of KEP V.

    In July 1996, the Company entered into agreements with KIA V, KEP V and certain individual shareholders relating to certain rights of KIA V, KEP V and such individual shareholders as holders of Class B Common Stock and Class C Common Stock of the Company. Pursuant to such agreements, the Company agreed to reclassify the shares of Class B Common Stock and Class C Common Stock into a total of 6,000,000 shares of Common Stock, of which 2,500,000 were sold in the IPO. Pursuant to such agreements, the annual consulting and advisory fee of $150,000 payable to Kelso & Company, L.P. was terminated but Kelso & Company, L.P.'s reimbursement of expenses and indemnification rights in connection therewith remained in effect. In connection with the IPO, Kelso & Company, L.P. received a one-time fee of $650,000. In addition, as a result of the reclassification, KIA V, KEP V and such individual shareholders have the same rights as holders of the Company's Common Stock. In connection with the reclassification, KIA V, KEP V and such individual shareholders were granted four demand registration rights, were granted "piggy-back" registrations rights and KIA V was granted the right to nominate two persons for seats on the Board of Directors of the Company and of Universal Outdoor, Inc. to be voted upon by the stockholders, with one of such directors, if elected, to be a member of the Compensation Committee of the Board of Directors of the Company.

    Each transaction described above was approved by the Company's independent outside directors in office at the time of the respective transaction. The Company will not engage in transactions with its affiliates in the future unless the terms of such transactions are approved by a majority of its independent outside directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Commission and the National Association of Securities Dealers. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Commission regulation to furnish the Company with copies of all such forms which they file.

    Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the period ended December 31, 1996, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1996, no transactions were reported late except for the following:

    Michael J. Roche filed a Form 3 dated November 7, 1996 reporting his purchase of 2000 shares of the Company's common stock on July 22, 1996.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Any stockholder who wishes to submit a proposal to be presented at the 1998 Annual Meeting of stockholders must forward such proposal to the Secretary of the Company on or prior to Friday, December 12, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with such Meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the Proxy Card will vote the proxy in their own discretion.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO UNIVERSAL OUTDOOR HOLDINGS, INC., 321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS 60601.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          Paul G. Simon

                                          VICE PRESIDENT, SECRETARY

                                          AND GENERAL COUNSEL

Dated: April 11, 1997

                                                                      Appendix A

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                           1997 EQUITY INCENTIVE PLAN

    1. PURPOSE. The Universal Outdoor Holdings, Inc. 1997 Stock Incentive Plan (the "Plan") is intended to promote the long-term success of Universal Outdoor Holdings, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent managers and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company. The Plan is intended to provide participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

    2. TERM. The Plan shall become effective upon its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of such approval date unless terminated earlier under Section
14. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

    3. PLAN ADMINISTRATION. A committee (the "Option Committee") appointed by the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The Option Committee shall be comprised of two or more non-employee members of the Board who shall qualify as outside Directors to administer the Plan as contemplated by (1) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") or any successor rules; and (2)
Section 162(m) of the Code. Except as otherwise provided in the Plan, the Option Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Option Committee in each case shall be final, binding and conclusive with respect to all interested parties.

    4. ELIGIBILITY. Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Option Committee.

    5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock, $.01 par value, of the Company ("Stock") which may be transferred to participants under the Plan shall be 500,000, and the aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 50,000 shares per fiscal year of the Company. Any or all of such shares may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Code.

    Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

    Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

    6. ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Option Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

    7. FAIR MARKET VALUE. "Fair Market Value," for all purposes of the Plan, shall mean the closing price of a share of Stock on the NASDAQ National Market System for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

    8. AWARDS. The Option Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

        8.1. STOCK OPTIONS. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Option Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

        8.2. SARS. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

        8.3. STOCK AWARDS. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies. Grants of shares of restricted stock shall be made at such cost as the Option Committee shall determine, and may be issued for no monetary consideration.

    9. DIVIDENDS AND DIVIDEND EQUIVALENTS. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

    10. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Option Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

    11. TRANSFERABILITY AND EXERCISABILITY. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

    12. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by agreements as approved by the Option Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Option Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Option Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

    13. ACCELERATION AND SETTLEMENT OF AWARDS. The Option Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Option Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

    14. PLAN AMENDMENT. The Plan may be amended by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan, or cause the Plan not to comply with Section 162(m) of the Code. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan for employees of the Company.

    15. TAX WITHHOLDING. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Option Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

    16. REGISTRATION OF SHARES. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

    17. OTHER BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise specifically determined by the Option Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

    18. UNFUNDED PLAN. Unless otherwise determined by the Option Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

    19. USE OF PROCEEDS. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

    20. REGULATORY APPROVALS. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

    21. EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    22. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

    23. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                  321 N. CLARK, SUITE 1010, CHICAGO, IL 60610
                         PROXY/VOTING INSTRUCTION CARD

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIVERSAL OUTDOOR HOLDINGS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 1997 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (THE "MEETING").

    The undersigned appoints Daniel L. Simon and Brian T. Clingen, and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Universal Outdoor Holdings, Inc. Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

       1.      Election of      / /        FOR all nominees   / /        WITHHOLD AUTHORITY to vote         / /
               Directors:                  listed below:                 for all nominees listed below:

                                       Nominees: Michael J. Roche and Frank K. Bynum, Jr.
             (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
                      Exceptions ------------------------------------------------------------------------

       2.                             To approve the Company's 1997 Equity Incentive Plan.

                            / / FOR                     / / AGAINST                     / / ABSTAIN

       1.  EXCEPTIONS

       2.



       3.  To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

                            / / FOR                     / / AGAINST                     / / ABSTAIN

       4.                     Do you plan to attend the Meeting?        / / YES            / / NO

       3.

       4.



In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                                Change of Address Mark Here  / /

                                          Please sign your name exactly as it
                                          appears on this Proxy. For an account
                                          in the name of two or more persons,
                                          each should sign, or if one signs, he
                                          should attach evidence of his
                                          authority. If you are signing this
                                          Proxy as an attorney, administrator,
                                          agent, corporation, officer, executor,
                                          trustee or guardian, etc., please add
                                          your full title to your signature.

                                          Dated:
                                          --------------------------------------
                                          , 1997

                                          --------------------------------------

                                                        Signature

                                          --------------------------------------

                                                        Signature

                                          Vote must be indicated (X) in Black or
                                                                  Blue ink.  / /